UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 25, 2006

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 25, 2006, Danaher Corporation and certain of its subsidiaries entered into a $1.5 billion multicurrency revolving credit facility (the “Credit Agreement”) with Banc of America Securities LLC and Citigroup Global Markets Inc. as Joint Lead Arrangers and Joint Book Managers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, Citibank, N.A., as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, as Documentation Agents, and a syndicate of lenders from time to time party thereto. The Credit Agreement expires on April 25, 2011, subject to a one-year extension option at the request of Danaher and with the consent of the Lenders. Upon the effectiveness of the Credit Agreement, Danaher cancelled two existing multicurrency credit agreements, which would otherwise have expired later this year. The description of the Credit Agreement set forth herein is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is referenced as Exhibit 10.1 hereto and is incorporated by reference herein.

Borrowings under the revolving credit facility bear interest as follows: (1) Eurocurrency Rate Committed Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to London inter-bank offered rate plus a margin of between 13.5 and 30 basis points, depending on Danaher’s credit rating from time to time, plus a specified, per annum mandatory cost intended to compensate the lenders for the cost of complying with certain European regulatory requirements; (2) Base Rate Committed Loans and Swing Line Loans (each as defined in the Credit Agreement) bear interest at a variable rate equal to the higher of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus  1/2 of 1%, and (b) Bank of America’s prime rate as publicly announced from time to time; and (3) Bid Loans (as defined in the Credit Agreement) bear interest at the rate bid by the particular lender providing such loan. In addition, Danaher is required to pay a per annum facility fee of between 4 and 10 basis points (depending on Danaher’s credit rating from time to time) based on the aggregate commitments under the Credit Agreement, and in certain circumstances a utilization fee of between 5 and 10 basis points (depending on Danaher’s credit rating from time to time) based on the outstanding borrowings under the Credit Agreement. In the event that the credit ratings assigned to Danaher by nationally recognized debt rating agencies are downgraded as set forth in the Credit Agreement, the interest rate, facility fees and utilization fees under the revolving credit facility are subject to incremental upward adjustments. The Credit Agreement requires Danaher to maintain a consolidated leverage ratio (as defined in the Credit Agreement) of 0.65 to 1.00 or less. The revolving credit facility is prepayable in whole or in part without premium or penalty, subject to the prepayment of an additional fee, under certain circumstances.

Danaher’s obligations under the Credit Agreement are unsecured. Danaher has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries in the event a subsidiary is named a borrower under the Credit Agreement.

The Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of Danaher and certain of its subsidiaries to: enter into agreements restricting such subsidiaries from making payments to or guaranteeing the obligations of Danaher; incur liens; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; enter into transactions with affiliates; and use proceeds of borrowings under the Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. Certain changes of control would constitute an event of default under the Credit Agreement.

Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Danaher and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 1.02 Termination of a Material Definitive Agreement

On April 25, 2006, Danaher terminated the following multicurrency revolving credit agreements, replacing them with the single new agreement described above: (a) the Credit Agreement, dated as of June 28, 2001, among Danaher, certain lenders from time to time party thereto, and Bank of America, N.A., as administrative agent for such lenders (filed as Exhibit 6.1 to Danaher’s Form 10-Q for the quarter ended June 29, 2001); and (b) the Credit

Agreement, dated as of July 23, 2003, among Danaher, certain lenders from time to time party thereto, and Bank of America, N.A., as administrative agent for such lenders (filed as Exhibit 10.1 to Danaher’s Form 10-Q for the quarter ended September 26, 2003).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed herewith:

10.1	Credit Agreement, dated as of April 25, 2006, among the lenders referred to therein, Banc of America Securities LLC and Citigroup Global Markets Inc. as Joint Lead Arrangers and Joint Book Managers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, Citibank, N.A., as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, as Documentation Agents (incorporated by reference from Exhibit b(1) to Amendment No. 2 to the Schedule TO filed by Danaher Corporation with the Commission on April 26, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: April 26, 2006

EXHIBIT INDEX

Exhibit No.	Document
10.1	Credit Agreement, dated as of April 25, 2006, among the lenders referred to therein, Banc of America Securities LLC and Citigroup Global Markets Inc. as Joint Lead Arrangers and Joint Book Managers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, Citibank, N.A., as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, as Documentation Agents (incorporated by reference from Exhibit b(1) to Amendment No. 2 to the Schedule TO filed by Danaher Corporation with the Commission on April 26, 2006).